Exhibit 23.2

     Consent of Independent Public Accountants

          As independent public accountants, we
hereby consent to the incorporation by reference in this Registration Statement of our reports dated
January 28, 2000 included and incorporated by reference in CNF Transportation Inc.'s Form
10-K for the year ended December 31, 1999 and to all references to our Firm included in this Registration Statement.

/s/Arthur Andersen LLP

San Francisco, California
May 1, 2000